Exhibit 99.2

XELR8 HOLDINGS ISSUES UPDATE REGARDING AMERICAN STOCK EXCHANGE LISTING AND AUDITORS GOING CONCERN OPINION

DENVER, Colo. — (PR NEWSWIRE) — April 5, 2007 — XELR8 Holdings, Inc. (AMEX:BZI), a provider of functional foods, beverages and nutritional supplements, today announced that it has been notified by the American Stock Exchange that the Company’s requested hearing date to appeal the AMEX Staff’s original decision to delist the Company’s common shares from listing and registration on the Exchange has been scheduled for Wednesday, May 16, 2007.

Further, in compliance with the AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, included in its Form 10-Ksb filing with the Securities and Exchange Commission, contained a going-concern qualification from its auditors. This announcement does not reflect any change or amendment to the financial statements as filed. XELR8’s independent registered public accounting firm, Gordon, Hughes & Banks, LLP, issued such a going-concern qualification, which “contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred a net loss of $4,669,449 for the year ended December 31, 2006 and incurred significant net losses since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.”

In addition; on April 4, 2007, the American Stock Exchange approved the issuance of up to 6,600,000 additional shares of the company’s common stock following the shareholder approval received at the Company’s Annual Meeting of Stockholders held on March 7, 2007.

John Pougnet, CEO and CFO of XELR8, stated, “We are pleased that we now have a definitive date for presenting to the AMEX Listing Qualifications Panel and look forward to providing ample reasons for the Panel to reconsider the Staff’s original delisting decision.  In light of the tremendous fundamental progress we’ve made in the past several months to strengthen our balance sheet and greatly improve our growth prospects, we are very hopeful that the Panel will concede to our appeal that the original delisting decision be reversed.”

About XELR8 Holdings, Inc.

XELR8 Holdings, Inc. is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. These include the Company’s Eat/Drink/Snack System; Peak Performance System; and its newest market entry, Bazi™, a powerful, concentrated, antioxidant nutritional drink packed with eight different superfruits and berries, including the Chinese jujube plus 12 vitamins and 68 minerals, providing all the daily vitamin and minerals you need in a single, convenient, one-ounce shot.

XELR8’s commitment to quality, science and research has earned the Company a loyal following of over 350 world-class athletes and an elite list of endorsers, such as five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; professional football superstar Cadillac Williams; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr.  XELR8 products are only available through independent distributors located throughout the nation.  For more information about XELR8, please visit www.xelr8.com or www.drinkbazi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward-looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	John Pougnet, CEO/CFO	Dodi Handy, President and CEO
	(303) 316-8577	(407) 585-1080
	CEO@xelr8.com	bzi@efcg.net